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                                                                  Exhibit 2(A)

                                                      As amended July 20, 1998

                       FRANKLIN LIFE VARIABLE ANNUITY FUND A

                               RULES AND REGULATIONS

                                 ARTICLE I. GENERAL


          SECTION 1. NAME. The name of this separate account shall be Franklin Life Variable Annuity Fund A (the "Fund"). The name of the Fund has been selected by and belongs to The Franklin Life Insurance Company (the
"Company"). It may be used only with the consent of the Company, which reserves the right to withdraw such consent and to adopt some other name, which may or may not include the term "Franklin Life" as a part thereof. The use of its name by the Fund shall in no way prevent the Company or any other separate account thereof or any company affiliated with the Company from using the name "Franklin Life" with any other word or words in connection with any other entity or business, whether competitive with the Fund or not. The various descriptive marks and symbols used by the Company on its policies, contracts, advertising and publicity materials, and other papers, may be used by the Fund only with the consent of the Company, which reserves the right to withdraw such consent.

          SECTION 2. OFFICE. The office of the Fund shall be at the Home Office of the Company, Franklin Square, Springfield, Illinois, 62713.

          SECTION 3. PURPOSE. The Fund is established pursuant to Article XIV-1/2 of the Illinois Insurance Code as a separate account for the allocation of net payments


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received under contracts sold by the Company which are designated as depending in whole or in part on the investment performance of the Fund.

          SECTION 4. ALTERATION OF CLASSIFICATION. The Fund will register and qualify as an open-end management investment company under the Investment Company Act of 1940. The Fund reserves the right to terminate such registration under the Act, to the extent permitted by law, or to reorganize and qualify as a unit investment trust under such Act upon approval of the lesser of (i) 67% or more of the votes cast at any meeting of the owners of contracts which depend in whole or in part on the investment performance of the Fund (the "Contract Owners"), if more than 50% of the total eligible votes are present in person or by proxy, or (ii) more than 50% of the total eligible votes; provided that: (1) such reorganization will not result in any expense chargeable to, or the imposition of any tax upon, the assets of the Fund or the Contract Owners; and
(2) the assets of the unit investment trust will be shares of an open-end management company having the same investment objectives as the Fund, except to the extent otherwise approved by the requisite votes set forth above. In connection with such reorganization, amendments may be made to these Rules and Regulations, either by the Board of Managers prior to such reorganization, to take effect thereupon, or otherwise consistently with law, which amendments, among other things, may provide that there shall be no Board of Managers when the Fund is reorganized as a unit investment trust, and that Contract Owners shall not have any voting rights in respect of such unit investment trust, except to the extent provided by law.


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                            ARTICLE II.  BOARD OF MANAGERS

          SECTION 1. ELECTION. The Board of Managers shall initially be composed of five members appointed by the President of the company who shall serve until the first annual meeting of the Contract Owners. At such first annual meeting five members shall be elected each of whom shall serve as such, subject to applicable law, until the next annual meeting of the Contract Owners and until his successor is duly elected and qualified. Members of the Board of Managers need not be Contract Owners.

          SECTION 2. MEETINGS. Regular meetings of the Board of Managers shall be held in the City of Springfield, Illinois, at such times and specific place as the Board shall determine from time to time, and if so determined, no call or notice thereof need be given. Special meetings of the Board of Managers may be held whenever called by the Chairman of the Board of Managers or any two or more members of the Board of Managers, notice thereof being given to each member by the Secretary of the Board of Managers (the "Secretary") or the person or persons calling the meeting; or at any time without formal notice provided all the members are present or those not present waive notice thereof in writing (given before or after such meeting) which is filed with the records of the meeting. Notice of meeting (other than regular meetings at determined times), stating the time and place thereof, shall be given by mailing the same to each member at his residence or business address at least two days before the meeting or by delivering the same to him personally or telephoning or telegraphing the same to him at his residence or business address at least one day before the meeting unless, in case of urgency, the Chairman of the Board of Managers (the "Chairman") shall prescribe a shorter notice to be given personally or by telephoning or telegraphing


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each member at his residence or business address.  The Chairman shall preside at all meetings of the Board at which he is present, and if he is not present, one of the members present shall be designated to act as presiding officer.

          Members of the Board of Managers may participate in and act at any meeting of such Board through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating. Members of the Board of Managers may take action without a meeting, if a consent in writing setting forth the action so taken shall be signed by all of the members entitled to vote with respect to the subject matter thereof. The action taken shall be effective when all of the members have signed the consent, unless the consent specifies a different effective date.

          SECTION 3. QUORUM. A majority of the members of the Board of Managers in office shall constitute a quorum for the transaction of business at any meeting of the Board, and at every meeting the presiding officer shall have the right to vote. When a quorum is present at any meeting, a majority of the members present shall decide any question brought before such meeting, except as otherwise provided by applicable law or these Rules and Regulations.

          SECTION 4. OFFICERS. The President of the Company shall initially appoint the Chairman and the Secretary. Thereafter, at the first meeting of the Board of Managers following each annual meeting of the Contract Owners, the Board of Managers shall elect one of its members to act as Chairman to hold office until his successor is elected and qualified.




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          At such meeting as they elect a Chairman, the Board of Managers shall also elect a Secretary who may or may not be a member of the Board of Managers. The Secretary shall have the power to keep and certify the minutes of the meetings of the Contract Owners and the Board of Managers and portions thereof. The Fund shall not have a seal, but in the case of any document executed by the Fund as to which a seal is necessary or appropriate, the attestation by the Secretary of the execution of such document on behalf of the Fund by the person executing such document on behalf of the Fund shall suffice as fully as if such document had been executed under seal. The Secretary shall have such other powers and duties as shall be prescribed by the Board of Managers. In the absence of the Secretary, a temporary Secretary may be designated by the Board of Managers to perform such duties. The Board of Managers may appoint Assistant Secretaries and such other officers as they may from time to time deem appropriate. The Chairman, the Secretary and such other officers shall have and perform such duties and have such other powers as the Board of Managers shall designate from time to time. Contracts, agreements and other documents authorized on behalf of the Fund may be executed on its behalf by the Chairman or by the Secretary, or by any other person thereunto authorized by the Board of Managers.

          SECTION 5. RESIGNATIONS AND REMOVAL. Any member of the Board OF Managers OR the Secretary may resign at any time upon the giving of ten days' notice by mailing or delivering his resignation in writing to the Chairman or to a meeting of the Board of Managers. The Contract Owners may, at any meeting called for the purpose, by vote of a majority of au votes entitled to be cast, remove any member of the Board of Managers.


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          SECTION 6. VACANCIES.  After the first annual meeting of the Contract
Owners (or earlier election by the Contract Owners of the Board of Managers), no person shall serve as a member of the Board of Managers unless duly elected to that office by the Contract Owners, except that whenever any vacancy shall occur in the Board of Managers by death, resignation or otherwise, such vacancy may be filled by the Board for the remainder of the term for which said member was elected if, immediately after filling such vacancy, at least two-thirds of the members then holding office shall have been elected by the Contract Owners. In the event that at any time after the first annual meeting of the Contract Owners (or earlier election by the Contract Owners of the Board of Managers) less than a majority of the Board have been so elected, the Board of Managers shall forthwith cause to be held as promptly as possible, and in any event within sixty days, a meeting of the Contract Owners for the purpose of electing a member or members to fill the existing vacancy or vacancies in the Board of Managers.

          The Board of Managers may fill any vacancy occurring in the office of Secretary.

                                    ARTICLE III.

                       POWERS AND DUTIES OF BOARD OF MANAGERS

         The Board of Managers shall have the following powers, responsibilities and duties:

          1. To select and approve annually an independent public accountant for the Fund, whose employment shall be annually ratified by the Contract Owners;

          2. To authorize the execution of an investment management agreement (prior to the first meeting of Contract Owners); such investment management


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agreement to be submitted for initial approval or rejection by the Contract
Owners at their first meeting.

          3. To consider annually thereafter the terms of the investment management agreement and either to approve its continuance (or, in the discretion of the Board of Managers, to submit the question of its continuance to a vote of the Contract Owners) or order its termination, or to submit for action by the Contract Owners recommendations for its amendment or termination; in the event of termination of the investment management agreement, to submit to the Contract Owners recommendations for other investment management arrangements to be entered into on behalf of the Fund;

          4. To approve agreements for administrative services, mortality guarantees, expense guarantees and other related matters, which agreements may be combined with sales agreements, and to amend the same from time to time; and in their discretion, to submit any such agreements to Contract Owners for approval or for ratification;

          5. To enter into a sales agreement with a principal underwriter for the Fund; and in their discretion to submit any such agreement to Contract Owners for approval or for ratification;

          6. To consider annually thereafter the employment of the principal underwriter of the Fund pursuant to the terms of the sales agreement and to approve the continuance of such employment, order the termination thereof, or to provide for the amendment of the provisions of said sales agreement relating to the continued


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employment of such principal underwriter; and in their discretion to submit any such matter to a vote of the Contract Owners;

          7. To recommend any changes in the fundamental investment policies or restrictions of the Fund and to submit the same to the Contract Owners at any annual or special meeting;

          8. To adopt and amend from time to time any investment policies or restrictions of the Fund not deemed fundamental;

          9. To supervise the investment of the assets of the Fund in accordance with the investment policies and restrictions of the Fund;

          10. To enter into any other agreements, or authorize the entrance into the same, on behalf of the Fund, and to take any and all actions necessary or proper in connection with the operation and management of the Fund and the assets thereof.

                  ARTICLE IV.  FEES OF MEMBERS OF BOARD AND OTHERS

          The Company shall have power to fix and determine the fee OR fees or the reimbursement for expenses, to be paid members of the Board of Managers or any officer elected by the Board of Managers or by the Contract Owners, on account of services to the Fund or expenses laid out on the Fund's account; and no fees or expenses shall be paid to any such member or officer on such account which is not so fixed and determined by the Company. Members of the Board of Managers and officers of the Fund who are also officers, directors or employees of the Company or any company affiliated with the Company shall not be entitled to any fee. Any fees or expenses so fixed and determined by the Company shall be paid by the Company, as may be provided in an agreement entered into with the Fund.


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                              ARTICLE V. INDEMNIFICATION

          The Fund shall indemnify each of the members of its Board of Managers and officers (and his heirs, executors and administrators) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while in office or thereafter, by reason of his being or having been such a member or officer, except with respect to any matter as to which he shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Fund; and except that no member of the Board of Managers or officer shall be indemnified hereunder or by any provision or arrangement against any liability to the Fund or its Contract Owners to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Expenses, including counsel fees so incurred by any such member of officer (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties) may be paid from time to time by the Fund in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such member or officer, secured by an appropriate deposit or a surety bond approved by independent legal counsel for the Fund, to repay


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the amounts so paid to the Fund if it is ultimately determined that indemnification of such expenses is not authorized under this Article V.

          Any indemnification under this Article V shall be made only upon (1) a final decision on the merits by a court or other body of competent jurisdiction before which such proceeding is brought that the member of the Board of Managers or officer to be indemnified is not liable by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; or (2) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the member of the Board of Managers or officer to be indemnified was not liable by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by (a) the vote of a majority of a quorum of directors who are neither "interested persons" (as defined in Section 2(a)(19) of the Investment Company Act of 1940) of the Fund or the Company nor parties to the proceeding or (b) independent legal counsel in a written opinion. Approval of indemnification by the Board of Managers pursuant to clause 2(a) or clause 2(b) above shall not prevent the recovery from any member of the Board of Managers or officer of any amount paid to him in accordance with such clause if such member of the Board of Managers or officer is subsequently adjudicated by a court of competent jurisdiction (1) not to have acted in good faith in the reasonable belief that his action was in the best interests of the Fund or (ii) to have been liable to the Fund or its Contract Owners by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.


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          The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any member of the Board of Managers or officers may be entitled, provided, however, that no such indemnification shall be inconsistent with the provisions of Section 17(h) of the Investment Company Act of 1940. Nothing contained in this Article shall affect any rights to indemnification to which personnel other than members of the Board of Managers and officers may be entitled by contract or otherwise under law, provided, however, that no such indemnification shall be effected in violation of the Investment Company Act of 1940.

          Notwithstanding any other provisions of this Article, in the event that a claim for indemnification with respect to liabilities arising under the Securities Act of 1933 is asserted by any member of the Board of Managers or officer of the Fund, the Fund will, unless in the opinion of its counsel the matter has been settled by controlling precedent and such member of officer is not liable by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy as expressed in the Securities Act of 1933 and the Investment Company Act of 1940, and whether such member or officer is liable by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, and the party claiming such indemnification and the Fund will be governed by the final adjudication of such judgment. Any adjudication that such indemnification is against such public policy, or that such member or officer is so liable, shall preclude any indemnification by the Fund.


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          By contract or other agreement with the Fund, the Company may agree to bear or guarantee the cost or expense of the indemnification provided in this Article, or any part of it.

                      ARTICLE VI.  MEETINGS OF CONTRACT OWNERS

          SECTION 1. ANNUAL MEETINGS. The annual meeting of the Contract Owners shall be held at the Home Office of the Company on such day during the month of March each year commencing in 1971 as shall be determined by the Board of Managers.

          SECTION 2. SPECIAL MEETINGS.   Special meetings of the Contract Owners
may be called by the Chairman of the Board of Managers or by a majority of the Board of Managers at such times and places as he or they may determine.
The business of any special meeting shall be confined to the matters set forth in the notice given pursuant to Section 3 of this Article.

          SECTION 3. NOTICE OF MEETING. A notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each Contract Owner who is an owner as of the record date for the meeting. Such notice shall be mailed to the Contract Owner's address, as it appears upon the records of the Company, not less than twenty days prior to the day of such meeting. Only persons owning a contract on the record date which is in FORCE on the date of the meeting will be entitled to vote at such meeting. Notice of any adjourned meeting shall not be required.

          SECTION 4. RECORD DATE. The record date for any meeting of the Contract Owners shall be a date selected by the Board of Managers which is no more than 120 days prior to the meeting.


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          SECTION 5.  QUORUM.  Except as may be otherwise provided by applicable law or by these Rules and Regulations, thirty-five percent (35%) of all votes available to Contract Owners represented either in person or by proxy, shall constitute a quorum for the transaction of business at any annual or special meeting of the Contract Owners. If a quorum shall not be present, a majority of votes represented may adjourn the meeting to some later time. When a quorum is present, a majority of the votes represented in person or by proxy shall determine any question, except as may be otherwise provided by applicable law or these Rules and Regulations.

          SECTION 6. ORDER OF BUSINESS. The Chairman shall act as Chairman of each meeting of the Contract Owners, and in his absence the Chairman of the meeting shall be such person as may be designated for such purpose by the Chairman. The order of business at the meeting shall be determined by its Chairman.

          SECTION 7. PROXIES. A Contract Owner entitled to vote may vote either in person or by proxy duly executed in writing by the Contract Owner. A proxy for any meeting shall be valid for any adjournment of such meeting.

          SECTION 8. VOTING. The number of votes which a Contract Owner may cast shall be determined as of the record date for the meeting. Except after the commencement of variable annuity payments measured by Annuity Units the number of votes will equal the number of Accumulation Units credited to the contract. After variable annuity payments measured by Annuity Units have commenced, the number of votes with respect to a contract will equal the amount of the assets in the Fund to meet the variable obligations related to the contract, divided by the value of an Accumulation Unit.


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          Cumulative voting for members of the Board of Managers is not authorized.

          SECTION 9. TELLERS. The Chairman of the meeting shall appoint at least two tellers to receive, count and report all ballots cast at the meeting and he may also appoint a committee on qualifications and proxies to inquire and report to the meeting what Contract Owners are present, duly qualified or properly represented. If the right of any person to vote be questioned, the Chairman of the meeting shall upon receiving the report of the committee on qualifications and proxies determine his said right, subject to an appeal from such decision to the meeting.

                   ARTICLE VII.  VALUATION OF THE FUND

               SECTION 1. VALUATION OF ASSETS. In determining the total value of the assets of the Fund on any Valuation Date, securities shall be taken at their market value and all other assets at fair value determined as follows:

          (1) The market value of each security that is listed or traded on the New York Stock Exchange shall be determined by the price of the last reported sale of such security, ascertained by a method selected by the Board of Managers, as of the close of trading on said Exchange on said Valuation Date. The market value of each security that is listed or traded on a registered securities exchange other than the New York Stock Exchange shall be determined by the price of the last reported sale of such security, ascertained by a method selected by the Board of Managers, on said exchange as of the close of trading on the New York Stock Exchange on said Valuation Date. In case a security is listed on both the New York Stock Exchange and another registered securities exchange, the price on the New York Stock
Exchange will govern. In the case of a listed security where there has been no such sale and in case of all


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other securities for which market or persons believe most nearly represents current market value as of the close of trading on the New York Stock Exchange, subject to the authority of the Board of Managers to prescribe other reasonable methods for ascertaining the market value of such securities.

          (2) Dividends declared but not yet received in respect of securities quoted ex-dividends, or rights in respect of securities quoted ex-rights, shall be included at the fair value thereof as determined by a method selected by the Board of Managers, which may, but need not be, the fair value so determined on the day the particular securities are first quoted ex-dividends or ex-rights.

          (3) The fair value of any other assets of the Fund (or the value of any of the assets mentioned in paragraphs (1) or (2) in situations not covered thereby, in the event of the closing of the New York Stock Exchange or the exchange on which the security is listed or in any other circumstance determined by the Board of Managers to make other methods of valuation advisable) shall be determined by a method selected by the Board of Managers.

          Purchases and sales of portfolio securities and other portfolio transactions which are confirmed after the close of the New York Stock Exchange on any Valuation Date shall be treated as having taken place after the beginning of the next Valuation Period. The value of the total assets of the Fund at the beginning of the Valuation Period commencing immediately after the end of a Valuation Date shall be the value determined as of the close of the New York Stock Exchange on said Valuation Date, adjusted for net transfers between the Company and the Fund as of the end of said Valuation Date to reflect purchase payments received, redemptions and benefits paid,


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charges for expense and mortality guarantees, charges for investment management services, and adjustments arising out of imbalances in respect of mortality, but not adjusted for the aforesaid portfolio transactions confirmed after close of the New York Stock Exchange.

          SECTION 2. RESERVE FOR CAPITAL GAINS TAXES. In determining the total value of the assets of the Fund on any Valuation Date, there shall be taken into account a reserve for Federal and state income taxes which may become payable in the future upon the disposition of securities of the Fund, computed on the basis of the unrealized gain or loss on the securities of the Fund on such Valuation Date, in a manner prescribed by or under procedures established by the Board of Managers.

          SECTION 3. DETERMINATION BINDING. Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles, by or pursuant to the direction of the Board of Managers, as to the amount of the assets, debts, obligations or liabilities of the Fund, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price or current bid price of any security owned or held by the Fund, as to the market value of any security or fair value of any other asset of the Fund, as to the estimated expense to the Fund in connection with purchases of assets, as to the ability to liquidate securities in orderly fashion, or as to any other matters relating to the sale, purchase and/or other


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acquisition or disposition of securities of the Fund, shall be final, conclusive and binding. The foregoing sentence shall not be construed to protect any member of the Board of Managers or officer or agent of the Fund against any liability to the Fund or Contract Owners to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office or agency; nor shall the foregoing sentence be construed as a waiver of compliance with any provision of the Investment Company Act of 1940 (including, without limitation, the provisions of Section 47 (a) thereof) or with any rule, regulation, or order promulgated under said Act. Nothing in this section is to be construed to give the Board of Managers any control or authority over the determination of liabilities under contracts made by the Company which depend in whole or in part on the investment performance of the Fund.

                        ARTICLE VIII.  FISCAL YEAR

          The fiscal year of the Fund shall begin on January 1 and end on December 31.


                              ARTICLE IX.  AMENDMENTS

         These Rules and Regulations, subject to applicable law, may be altered, amended or repealed by vote of a majority of the Board of Managers.


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